Exhibit 10.19

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made between Peak International Limited, a Bermuda company (the “Company”), and the person on the signature page hereto (the “the Indemnitee”) effective as of the date the Indemnitee first became a director or officer of the Company.

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the Bye-Laws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on such Bye-Laws;

WHEREAS, the Board of Directors of the Company has determined that the inability of the Company to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future;

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and the Indemnitee’s reliance on the Company’s Bye-laws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by such Bye-laws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such Bye-laws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) Change in Control: shall be deemed to have occurred if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, or

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Indemnification Agreement

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(iii) the shareholders of the Company approve the consummation of a reconstruction or amalgamation of the Company with or into any other corporation, other than a reconstruction or amalgamation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such transaction, or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b) Claim: any threatened, pending or completed action, suit or proceeding, or appeal thereof, or any inquiry or investigation, whether instituted by the Company or any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(c) Expenses: attorneys’ fees and all other costs, expenses and obligations (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(d) Indemnifiable Event: any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.

(e) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3 hereof, who is experienced in matters of corporate

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Indemnification Agreement

law hereof, who shall not have otherwise performed services for the Company or the Indemnitee within the last five years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other the Indemnitees under similar indemnity agreements).

(f) Losses: all costs, charges, losses, damages and Expenses.

(g) Reviewing Party: any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board who does not have an interest in the particular Claim for which the Indemnitee is seeking indemnification, or Independent Legal Counsel.

(h) Voting Securities: any securities of the Company which vote generally in the election of directors.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Losses, (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses subject only to any limitations that may be imposed by Section 98 of the Bermuda Companies Act 1981 (the “Bermuda Act”)) relating to such Claim, except as provided in Section 2(d) hereof.

(b) Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless (i) the Company has joined in or Company’s Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce the Indemnitee’s rights under this Agreement.

(c) If so requested by the Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses incurred by the Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of the Indemnitee, or (ii) reimburse the Indemnitee for such Expenses.

(d) Notwithstanding the forgoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written finding or opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that the Indemnitee is not permitted to be indemnified under Section 2(a) of this Agreement. The obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee is not permitted to be indemnified under Section 2(a) of this Agreement, the Company shall be entitled to be reimbursed by the

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Indemnification Agreement

Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be so indemnified, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). It is the parties’ intention that if the Company contests the Indemnitee’s right to indemnification, the question of the Indemnitee’s right to indemnification shall be for the court to decide, and any determination by the Company (including any Reviewing Party) that the Indemnitee has not met such requirements shall neither constitute evidence nor create any presumption that the Indemnitee has or has not met the applicable requirements.

If there has not been a Change in Control, the Reviewing Party shall be selected by the Company’s Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company or if the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in Bermuda having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

3. Change in Control. The Company agrees that if there is a Change in Control of the Company then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Bye-laws of the Company now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee subject to and in accordance with Section 2(d), which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any Company Bye-law now or hereafter in effect and/or (ii) recovery under any directors’ and

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Indemnification Agreement

officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

5. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses relating to a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Losses incurred in connection therewith.

6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

7. Reliance as Safe Harbor. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if the Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board of Directors, or by any other person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

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Indemnification Agreement

9. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s Bye-laws or the Bermuda Act or otherwise. To the extent that a change in the Bermuda Act permits greater indemnification by agreement than would be afforded currently under the Company’s Bye-laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bye-Law or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and the Indemnitee and the Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall

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Indemnification Agreement

be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.

16. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, reconstruction, amalgamation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, reconstruction, amalgamation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or enterprise at the Company’s request.

17. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

19. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, excluding laws regarding conflicts of laws. The parties agree to jurisdiction and venue before the federal and state courts in Santa Clara County, California, USA.

Peak International Limited

Indemnification Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ________________.

PEAK INTERNATIONAL LIMITED

By
Name:	Dean Personne
Title:	Interim Chief Executive Officer

(The Indemnitee)